Exhibit 1.02

Silicom Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2013

This report for the year ended December 31, 2013 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the Rule) and Form SD thereunder.  The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.  In accordance with the instructions, and related guidance, to Form SD, this Conflict Minerals Report has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.  If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

Design and Description of Conflict Minerals Diligence Program

The design of our conflict minerals due diligence program is in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser.  We designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.

(i)	Establishment of Strong Company Management Systems

a.
Our management system includes the development of a Conflict Mineral Qualification Team overseen by the Chief Financial Officer of the Company and run under the supervision of the Company’s QA & EMS Director, and includes a team of subject matter experts from relevant functions including Operations and Purchasing. Senior management is briefed about the results of our due diligence efforts on a regular basis.

b.	Implement a supply chain system of controls and transparency through the use of due diligence tools created by the Conflict-Free Sourcing Initiative (“CFSI”).

c.	Incorporate requirements related to conflict minerals in our standard template for supplier contracts and specifications.

d.	Maintain a documentation and record maintenance mechanism to ensure the retaining of relevant documentation in an electronic database.

e.	Implementation of a Corrective Action System in order to achieve continuous improvement of our conflict mineral qualification process and reduction of uncertainty in the process.

(ii)	Identification and Assessment of Risk in the Supply Chain

a.
We have adopted the processes and protocols of the Conflict Free Smelter Program. All Conflict Minerals “necessary to the functionality of the products” have been identified and the suppliers of those Conflict Minerals have been identified and smelter data has been collected from them. Responses provided by suppliers have undergone a review for accuracy.

b.
We conducted a survey of our active suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website (http://www.conflictfreesourcing.org/). The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

(iii)	Design and Implementation of a Strategy to Respond to Identified Risks

a.
Due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources. However, as a result of the complexity of our products and the constant evolution of our supply chain, it is difficult to identify sub-tier suppliers downstream from our direct suppliers.

b.
Monitor and track suppliers, smelters and/or refiners identified as not meeting the requirements (or that defined themselves as “Unknown”) set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements. Any new suppliers will be required to complete EICC-GeSI declarations as part of becoming an approved supplier to Silicom.

c.	Provide progress reports to our senior management and board relating to our risk mitigation efforts.

d.	Undertake any additional fact and risk assessments as necessary.

(iv)	Support for the Development and Implementation of Independent Third Party Audits of Smelters’ and Refiners’ sourcing:

We encourage our suppliers to purchase from EICC’s Conflict-Free Smelter (CFS) Compliant Smelters.

(v)	Report on Supply Chain Due Diligence

This report is available on our website at http://www.silicom-usa.com/Article.aspx?Item=939&ln=en.

Products

During this reporting period, we identified the products below that we manufactured or contracted to manufacture as containing necessary conflict minerals:

(i)	High-end server network interface cards with and without bypass (Server Adapters);
(ii)	Intelligent and programmable cards, with features such as encryption, acceleration, data compression, redirection, time stamping and/or other offload features (Smart Adapters);
(iii)	Stand-alone Bypass Switches (mostly Intelligent bypass switches); and
(iv)
The patented SETAC (Server To Appliance Converter) product family, a unique solution that enables standard servers to be configured as network appliances with high-density front networking ports and easy port modularity.

Results of our Due Diligence Measures

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  We also reviewed information from websites of suppliers and manufacturers where conflict minerals reports were available. We also rely, to a large extent, on information collected and provided by independent third party audit programs.   Such sources of information, as well as our smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Supplier Chain Survey Responses

As a result of our due diligence efforts, we have concluded in good faith that during 2013 and with respect to the necessary conflict minerals that originated or may have originated from the Covered Countries, our products which contain conflict minerals are “DRC Conflict Undeterminable” (as defined in the Rule). We reached this conclusion because we have been unable to determine the origin of all of the conflict minerals used in our products.

Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals used in our products.

Metal	Smelter or Refiner Facility Name†	Country
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Almalyk Minning and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Mineração Ltda*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corp*	Japan
Gold	Asaka Riken Co.,Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Mineral AB	Sweden
Gold	Caridad	Mexico
Gold	Cendres & Metaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	Korea, Republic of
Gold	Chimet SpA *	Italy
Gold	Chugai Mining Co.,Ltd	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	DaeryongENC	Korea, Republic of
Gold	Do Sung Corporation	Korea, Republic of
Gold	Dowa Metals & Mining Co. Ltd, Dowa Metals & Mining. Kosaka Seiren*	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Heimerle + Meule GmbH*	Germany
Gold	HERAEUS HONG KONG Heraeus Ltd. Heraeus Technology*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint	Japan

Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Canada	Canada
Gold	Johnson Matthey Inc*	United States
Gold	Johnson Matthey Limited*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd*	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	Kojima Chemicals Co. Ltd.*	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	L'azurde Company for Jewelry	Saudi Arabia
Gold	LS-Nikko Copper Inc*	Korea, Republic of
Gold	Materion Advanced Metals*	United States
Gold	Matsuda Sangyo Co. Ltd*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals LLC.*	United States
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Perth Mint (Western Australia Mint)*	Australia
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyeria Plateria SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co. Ltd*	Japan
Gold	Suzhou Xingrui Noble	China
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd	China
Gold	Tokuriki Honten Co. Ltd*	Japan
Gold	Torecom	Korea, Republic of
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United states

Gold	Valcambi SA*	Switzerland
Gold	Xstrata Canada Corporation	Canada
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tin	Metallo Chimique	Belgium
Tin	EM Vinto	Bolivia
Tin	EM Vinto	Bolivia
Tin	OMSA*	Bolivia
Tin	Mineração Taboca S.A.	Brazil
Tin	White Solder Metalurgia	Brazil
Tin	Cooper Santa	Brazil
Tin	Smelter Not Listed	Brazil
Tin	Gejiu Zili Metallurgy Co.	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gold Bell Group	China
Tin	Jiangxi Nanshan	China
Tin	Liuzhou China Tin	China
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	China
Tin	Yunnan Tin Company Limited	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China
Tin	CV DS Jaya Abadi (PT Stanindo Inti Perkasa)	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah*	Indonesia

Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Panca Mega	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	Cooper Santa	Brazil
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation Berhad*	Malaysia
Tin	Minsur	Peru
Tin	Fenix Metals	Poland
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Thailand Smelting and Refining Co. Ltd.	Thailand
Tin	Cookson	United States
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Alpha*	United States
Tin	Cooper Santa*	Brazil
Tin	CV United Smelting*	Indonesia
Tin	Fenix Metals*	Poland
Tin	Huichang Jinshunda Tin Co. Ltd*	China
Tin	Linwu Xianggui Smelter Co*	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metallo Chimique*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.*	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	PT Bangka Putra Karya*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais, Ltda.*	Brazil
Tin	Thaisarco*	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*	China
Tin	Yunnan Tin Company, Ltd.*	China
Tin	Gejiu Zili Metallurgy Co.	China
Tantalum	Plansee*	Austria
Tantalum	LMS Brasil S.A.*	Brazil
Tantalum	Duoluoshan Sapphire Rare Metal Co. Ltd*	China
Tantalum	F&X*	China
Tantalum	JiuJiang Tambre Co. Ltd.*	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Zhuzhou Cement Carbide*	China
Tantalum	RFH*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.*	China
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	H.C. Starck GmbH*	Germany
Tantalum	Mettalurgical Products India Pvt. Ltd. (MPIL)*	India
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Takei Chemicals*	Japan
Tantalum	Ulba Metallurgical Plant, jsc*	Kazakhstan
Tantalum	Solikamsk Metal Works*	Russian Federation
Tantalum	Exotech Inc.*	United States
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals*	United States
Tantalum	Kemet Blue Powder (Niotan)*	United States
Tantalum	Hi-Temp*	United States
Tantalum	Telex*	United States
Tantalum	Tantalite Resources (Pty) Ltd.*	South Africa
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co., Ltd	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Works Imp. & Exp. Co.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd*	China
Tungsten	Hunan Chenzhou Mining Group Co	China
Tungsten	ALMT*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	H.C. Starck GmbH*	United States
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Allied Material (A.L.M.T) Corp	Japan
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Wolfram JSC, Russia	Russia
Tungsten	Alldyne Powder Technologies (ATI Firth Sterling)	United States
Tungsten	Global Tungsten & Powders Corp*	United States
Tungsten	Kennametal Inc.*	United States
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam

†	Smelter and refiner facility names as reported by the CFSI as of May 1, 2014.

*	Denotes smelters and refiners which have received a “conflict free” designation from an independent third party audit program as of May 1, 2014.

Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2014, we are continuing to engage in the diligence process described above.  We will also continue to  attempt to validate supplier responses using information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition / Global e-Sustainability Initiative (EICC/GeSI) Conflict Free Smelter Program.